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Proxy Statement Table of Contents

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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☐	Soliciting Material Pursuant to §240.14a-12
Investools Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVESTOOLS INC.
45 Rockefeller Plaza, Suite 2012
NEW YORK, NEW YORK 10111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 6, 2008

To the Stockholders of Investools Inc.:

        The Annual Meeting of stockholders (the "Annual Meeting") of Investools Inc. (the "Company") will be held on Friday, June 6, 2008 at 9:00 a.m. (local time) at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017, for the following purposes:

  1.
  To elect three Class I directors of the Company to hold office until the 2011 Annual Meeting of Stockholders.

  2.
  To approve an amendment to the Company's 2004 Restricted Stock Plan to increase the number of shares of common stock available for issuance thereunder from 500,000 to 1,500,000 shares (the "Restricted Stock Plan Amendment").

  3.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008.

  4.
  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Further information regarding the meeting and the above proposals is set forth in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on April 21, 2008 as the record date for the meeting, and only holders of common stock of record at such time will be entitled to vote at the Annual Meeting or any adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience in order to ensure that your shares will be represented at the meeting. You can vote by signing, dating and returning the enclosed proxy card, or by submitting your proxy voting instructions by telephone or through the Internet. If you hold your shares through a broker or other nominee you should contact your broker to determine whether you may submit your proxy by telephone or Internet.

By Order of the Board of Directors,

Lee K. Barba Chairman of the Board
May 5, 2008

Proxy Statement

Table of Contents

INVESTOOLS INC.
45 Rockefeller Plaza, Suite 2012
New York, New York 10111

PROXY STATEMENT

2008 Annual Meeting of Stockholders

        This Proxy Statement and accompanying Proxy Card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors (the "Board") of Investools Inc., a Delaware Corporation (the "Company"), for use at the 2008 Annual Meeting of Stockholders of the Company to be held at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017, at 9:00 a.m. (local time) on Friday, June 6, 2008, and at any adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"), for the purpose of considering and voting upon the matters set forth in the accompanying notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy card are first being mailed to stockholders on or about May 5, 2008.

        The close of business on April 21, 2008 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, 66,263,420 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), were issued and outstanding. Each share is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting. The presence, in person or by proxy, of at least one third of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

        The directors will be elected by a plurality of the votes of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Withheld votes, if any, will not be taken into account in determining the outcome of the election of directors. Stockholders may not cumulate their votes for the election of directors. In order to approve the Restricted Stock Plan Amendment and to ratify the selection of KPMG LLP as the independent registered public accounting firm, an affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting is required. For each of these proposals, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. Broker non-votes on a proposal (shares held by brokers that do not have discretionary authority to vote on the matter and have not received voting instructions from their clients) are not counted or deemed to be present or represented for the purpose of determining whether stockholders have approved that proposal. Please note that banks and brokers that have not received voting instructions from their clients cannot vote on their clients' behalf on the proposals to approve the Restricted Stock Plan Amendment, but may vote their clients' shares on the election of directors and ratifying KPMG LLP as our independent registered public accounting firm.

        All shares represented by properly executed or submitted proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted FOR the election as directors of the nominees listed therein, FOR the approval of the Restricted Stock Plan Amendment, FOR the ratification of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. Any person who signs and mails the enclosed proxy, even though executed and returned, may revoke the proxy at any time prior to the voting of the proxy (i) by the execution and submission of a revised proxy, (ii) by written notice to the Corporate Secretary of the Company or (iii) by voting in person at the Annual Meeting. However, a proxy will not be revoked simply by attending the Annual Meeting and not voting. To revoke a proxy previously submitted by telephone or the Internet, a stockholder of record can simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will thereby be revoked.

ITEM 1—ELECTION OF DIRECTORS

General

        The persons named as proxyholders in the enclosed proxy have been selected by the Board of Directors to serve as Proxies and will vote the shares represented by valid proxies at the 2008 Annual Meeting of Stockholders and any adjournments thereof. They have indicated that, unless otherwise specified in the proxy, they intend to vote for the election as director each of the persons named as a nominee listed below under "Nominees for Director" unless authority to vote in the election of directors is withheld on each proxy. Each nominee is currently a member of the Board of Directors. Each duly elected director will hold office until the 2011 Annual Meeting of Stockholders or until his or her successor has been elected and qualified. Although the Board of Directors of the Company does not contemplate that a nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person as may be nominated by the Board of Directors. Proxies cannot be voted in the election of directors for more than three persons, as that is the number of nominees named herein.

Nominees for Director

        The Board of Directors unanimously recommends a vote FOR the election of the nominees listed below.

Lisa Polsky

        Ms. Polsky was appointed a Director of the Company in February 2007. Since March 2002, she has served as the President of Polsky Partners, a consulting company she founded in March 2002 that is focused on risk management, valuations of complex securities, business development, corporate governance, due diligence, and asset allocation across alternative investments. From October 2000 to March 2002, Ms. Polsky was a Managing Director at Merrill Lynch, from 1995 to 2000, she was a Managing Director at Morgan Stanley Dean Witter, from 1990 to 1995, she was a Partner with Bankers Trust and from 1980 to 1990, she was a Vice President with Citibank N.A. Ms. Polsky received a Bachelor degree, magna cum laude, from New York University in 1978.

Scott D. Sheridan

        Mr. Sheridan was appointed a Director of the Company in February 2007 in connection with the Company's merger with thinkorswim Group, Inc. Mr. Sheridan co-founded thinkorswim in 1999 with Tom Sosnoff. From thinkorswim's founding until the merger, Mr. Sheridan served as its President, Secretary and a director. Upon the merger, Mr. Sheridan became an Executive Vice President and remained a director and the Secretary of thinkorswim. Mr. Sheridan began his career on the Chicago Board of Options Exchange in 1987, where he acted as a market maker until 2003. While there, he worked as a market maker in the S&P 100 Index pit for more than 15 years. Mr. Sheridan received his B.A. in Finance and Economics from Miami University, Oxford, Ohio.

Douglas T. Tansill

        Mr. Tansill was appointed a Director of the Company in October 2003 and from December 2004 through December 2006 he served as Lead Director of the Board. Mr. Tansill is a private investor and financial consultant and has been associated with Cove Harbor Partners, LLC since 2000. From 1986 to 1994, Mr. Tansill was a Managing Director of Kidder Peabody, Inc. and served on the Board of Directors of Kidder Peabody Group, Inc. In 1994, he became a Managing Director of PaineWebber Incorporated and subsequently served as an Advisory Director there and from 2000 to 2002 as an advisor to UBS Warburg. Mr. Tansill received a B.A. in Economics from Trinity College, Hartford, Connecticut and an M.B.A. from Harvard University.

Organization of the Board of Directors

        The Company's directors are divided into three classes designated Class I, Class II and Class III. Each class consists, as nearly as practical, of one-third of the total number of directors constituting the entire Board of Directors. Unless otherwise noted below, at the 2006 Annual Meeting of Stockholders, Class II directors were elected for a term expiring at the 2009 Annual Meeting of Stockholders, and at the 2007 Annual Meeting of Stockholders, Class III directors were elected for a term expiring at the 2010 Annual Meeting of Stockholders. The Class I directors being elected at the Annual Meeting will serve for a term expiring at the 2011 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders, successors to the class of directors whose term expires at that Annual Meeting will be elected for a term expiring at the third succeeding Annual Meeting. Each director holds office until the Annual Meeting for the year in which his or her term expires and until his or her successor has been elected and qualified. The Board of Directors have determined that all of the directors other than Lee Barba, who is the Company's Chief Executive Officer, and Tom Sosnoff and Scott D. Sheridan, who are the President and Executive Vice President, respectively, of thinkorswim Group, Inc., are independent directors under applicable NASDAQ listing standards and Securities and Exchange Commission ("SEC") rules.

        The Company, under the Stockholders' Agreement, agreed to appoint each of Mr. Sosnoff and Mr. Sheridan to the Board as of February 15, 2007. In addition, the Company has agreed, under the Stockholders' Agreement, that so long as Mr. Sosnoff or Mr. Sheridan is an employee of the Company, until February 15, 2010, they may each designate one person to be nominated for election to the Board at each Annual Meeting. Mr. Sosnoff and Mr. Sheridan each serve as their own designee. Because Mr. Sheridan was appointed as a Class I director, with a term ending 2008, he has the right to designate a nominee for the Board for this Annual Meeting, which he designated as himself.

        As of April 27, 2008, the Company's directors were as follows:

Name	Class	Age	Position	Committees
Lisa Polsky*	Class I	51	Director	Audit, Nominating and Governance
Scott D. Sheridan**	Class I	44	Director, Executive Vice President of thinkorswim Group, Inc.
Douglas T. Tansill	Class I	69	Director	Audit (Chair), Compensation
Lee K. Barba	Class II	57	Chairman of the Board of Directors and Chief Executive Officer
Tom Sosnoff**	Class II	51	Director, President of thinkorswim Group, Inc.
Hans von Meiss	Class II	60	Director	Audit, Compensation (Chair), Nominating and Governance (Chair)
F. Warren McFarlan	Class III	70	Director	Audit, Compensation

*
Recommended for election to the Board by current management in February 2007.

**
Elected to the Board in February 2007 in connection with the Company's merger with thinkorswim Group, Inc. and pursuant to the terms of a Stockholders' Agreement dated February 15, 2007 (the "Stockholders' Agreement").

        Information concerning the business experience of Ms. Polsky and Messrs. Sheridan and Tansill is provided under the section entitled "Nominees for Director."

Lee K. Barba

        Mr. Barba was appointed Chief Executive Officer and Director of the Company in December 2001 and Chairman in June 2002. Prior to joining the Company in February of 2000, he was the Chief Executive Officer of Open Link Financial, a risk management software company whose largest stockholder, Coral Energy, was a wholly owned subsidiary of Shell Oil Company. Mr. Barba joined Open Link after serving as President of Coral Energy. Mr. Barba joined Coral Energy after 22 years on Wall Street, where he was responsible for managing global trading businesses for Bankers Trust Company. While based in London, he was responsible for managing Bankers Trust's European offices, as well as the Global Risk Management Advisory Practice, which had offices in Asia and Latin America. Upon returning to New York in 1995, Mr. Barba was the senior executive of Bankers Trust, responsible for managing the consolidation of the firm's technology and operations functions for the global capital markets businesses, which included over 2,100 in staff operating throughout Asia, Europe and North America. Earlier in his career, Mr. Barba served as a co-head of the Fixed Income Division at PaineWebber and as a Vice President of Lehman Brothers Kuhn Loeb. He earned his M.B.A. from Columbia University and his B.A. from the University of North Carolina.

Tom Sosnoff

        Mr. Sosnoff was appointed a Director of the Company in February 2007 in connection with the Company's merger with thinkorswim Group Inc. Mr. Sosnoff co-founded thinkorswim in 1999 with Scott Sheridan, and served as its Chief Executive Officer and a director. Since the merger, he has served as thinkorswim's President and remained a director of thinkorswim. Mr. Sosnoff was a market maker for the Chicago Board of Options Exchange from 1980 through 2001, where he was one of the original market makers in the S&P 100 Index pit. Mr. Sosnoff earned his B.A. in Political Science from the State University of New York at Albany.

Hans von Meiss

        Mr. von Meiss was appointed a Director of the Company in December 2001. Since 1997, Mr. von Meiss has been involved in financial management and consulting and has pursued investments in Internet related businesses. He also serves on the Board of Directors as Chairman of an industrial concern, as a member of the Board of Directors of an ecology company and his own company, G. von Meiss AG. From 1994 to 1997, Mr. von Meiss served as Chief Executive Officer of Swiss Textile Group. From 1991 to 1994, Mr. von Meiss was Chief Executive Officer of a publicly quoted Dutch company following its privatization from the Dutch government. From 1988 to 1991, Mr. von Meiss worked as an independent financial consultant. Mr. von Meiss served as Chief Executive Officer of Dr. Ing. Koenig AG, a leading Swiss service center for flat steel and industrial fasteners from 1984 to 1988. From 1977 to 1984, Mr. von Meiss served in various positions in investment banking with Bankers Trust International Ltd. and Chase Manhattan Ltd. in London. Mr. von Meiss received a Bachelors degree in Economics in 1973 from the University of St. Gallen in Switzerland. He received his M.B.A. from INSEAD, Fontainebleau, France in 1977.

F. Warren McFarlan

        Mr. McFarlan was appointed as a Director of the Company in December 2004 upon recommendation from an independent director. Mr. McFarlan also serves on the Board of Directors of Computer Sciences Corporation and Li & Fung Limited. Since 1973, he has been a professor at Harvard Business School. In this position, he has had a significant role in introducing materials on Management Information Systems to all major programs at the Harvard Business School since the first course on the subject was offered in 1962. He has also been a long-time teacher in the Advanced Management Program: International Senior Managers Program, Delivering Information Services Program, and several of the Social Sector programs. He currently teaches a second-year course entitled "Doing Business in China." During his long tenure at Harvard Business School, Mr. McFarlan has served in many capacities, most recently as Senior Associate Dean and Director of Harvard's Asia-Pacific Initiative from 2000 to 2004. From 1995 to 2000, he was Senior Associate Dean and Director of External Relations. From 1991 to 1995, he was Senior Associate Dean and Director of Research. From 1979 to 1980, he was Chairman of all executive education programs. From 1975 to 1978, he was Chairman of the Advanced Management Program. In 1973, shortly after his appointment to full professor, Mr. McFarlan, along with four other faculty members, was sent to Switzerland to set up Harvard Business School's International Senior Management Program. Mr. McFarlan earned his A.B. from Harvard University in 1959 and his M.B.A. and D.B.A. from the Harvard Business School in 1961 and 1965, respectively.

Meetings and Committees of the Board of Directors

        There were eight meetings of the Board during 2007. All of the directors other than Scott Sheridan attended at least 75 percent of the aggregate of all meetings of the Board and of the Committees of the Board on which they served (held during the periods that he or she served). The Company does not have a formal policy regarding director attendance at Annual Meetings of Stockholders, however, it is expected, absent good reason, that all directors will be in attendance. All of the Company's directors who were directors at the time of the 2007 Annual Meeting attended the meeting. Currently, the Board has three standing committees: the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee. Only independent directors serve as members of those committees.

Audit Committee

        During 2007, the Audit Committee consisted of Mr. Tansill, who serves as Chairman, and Messrs. McFarlan, von Meiss, Wood, who resigned from the Board effective February 15, 2007, and Goldsmith, who resigned from the Board effective August 31, 2007, and Ms. Polsky who was appointed to the committee to replace Mr. Wood. The Audit Committee, which held eight meetings during 2007, acts on behalf of the Board to oversee all material aspects of the Company's reporting, control and audit functions. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to stockholders and on Company processes for the management of the business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements. The Board of Directors has determined that Messrs. Tansill, McFarlan and von Meiss are Audit Committee financial experts as described in Item 407(d)(5) of regulation S-K. In addition, the Board has determined that each member of the Audit Committee is independent under applicable NASDAQ listing standards and SEC rules. The Audit Committee is established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. The Audit Committee operates pursuant to a charter adopted by the Board of Directors. The charter is available on the Company's corporate website, at http://www.investools.com on the "Investor Relations" page under "Corporate Governance."

Compensation Committee

        During 2007, the Compensation Committee consisted of Mr. Wood, who served as Chairman until his resignation from the Board effective February 15, 2007, and Messrs. McFarlan, Tansill, von Meiss and Goldsmith, who resigned from the Board effective August 31, 2007. Mr. Goldsmith served as Chairman of the Compensation Committee after Mr. Wood's resignation. Mr. von Meiss has served as Chairman since September 2007, following Mr. Goldsmith's resignation. The Compensation Committee, which held seven meetings during 2007, administers the Investools Inc. 2004 Restricted Stock Plan and the Investools Inc. 2001 Stock Option Plan, establishes the compensation of the Chief Executive Officer, and sets policy for compensation of all executive officers and outside directors (directors who are also employees are not compensated for their service on the Board). The Compensation Committee is also responsible for the administration of four other stock option plans from which no new grants are currently being made. The Board has determined that each member of the Compensation Committee is independent under applicable NASDAQ listing standards and SEC rules. The Compensation Committee operates pursuant to a charter adopted by the Board of Directors. The charter is available on the Company's corporate website, at http://www.investools.com on the "Investor Relations" page under "Corporate Governance."

Nominating and Corporate Governance Committee

        In April 2007, the Board established the Nominating and Corporate Governance Committee. The members of that committee are Mr. von Meiss (Chair) and Ms. Polsky. Mr. Goldsmith also served until his resignation on August 31, 2007. The Nominating and Corporate Governance Committee did not hold any meetings during 2007. The primary purpose and function of the Nominating and Corporate Governance Committee is to develop and recommend to the Board a set of corporate governance principles applicable to the Company, identify individuals qualified to become members of the Board (including by reviewing the qualifications of candidates for Board membership and screening and interviewing possible candidates for Board membership), select, or recommend that the Board select, the director nominees for the next Annual Meeting of stockholders, and communicate with members of the Board regarding Board meeting format and procedures.

        The Board has determined that each member of the Nominating and Corporate Governance Committee is independent under applicable NASDAQ listing standards and SEC rules. The Nominating and Corporate Governance Committee operates pursuant to a charter. Both the charter and the Board of Directors Nomination Policy are available on the company's corporate website, at http://www.investools.com on the "Investor Relations" page under "Corporate Governance." The policy describes the process by which candidates for inclusion in the Company's recommended slate of director nominees are selected.

        Candidates for Board membership must possess the background, skills and expertise to make significant contributions to the Board and to the Company and its stockholders. Desired qualities to be considered include substantial experience in business or administrative activities; breadth of knowledge about issues affecting the Company; and ability and willingness to contribute special competencies to Board activities. The Nominating and Corporate Governance Committee also considers whether members and potential members are independent under applicable NASDAQ listing standards and SEC rules. In addition, candidates should posses the following attributes: personal integrity; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; ability to apply sound and independent business judgment; sufficient time to devote to Board and Company matters; ability to fairly and equally represent all stockholders; reputation and achievement in other areas; independence under rules promulgated by the SEC and the NASDAQ Stock Market listing standards; and diversity of viewpoints, background and experiences.

        The Board is of the view that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the Board's ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure. Accordingly, the process of the Nominating and Corporate Governance Committee for identifying nominees reflects the Company's practice of re-nominating incumbent directors who continue to satisfy the Nominating and Corporate Governance Committee's criteria for membership on the Board, whom the Nominating and Corporate Governance

Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

        The Nominating and Corporate Governance Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board. The Nominating and Corporate Governance Committee may use multiple sources for identifying director candidates, including its own contacts and referrals from other directors, members of management, the Company's advisors, and executive search firms.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. In making its selection, the Nominating and Corporate Governance Committee will evaluate candidates proposed by stockholders under criteria similar to the evaluation of other candidates, except that the Nominating and Corporate Governance Committee may consider, as one of the factors in its evaluation of stockholder recommended nominees, the size and duration of the interest of the recommending stockholder or stockholder group in the equity of the Company. The Nominating and Corporate Governance Committee may also consider the extent to which the recommending stockholder intends to continue holding its interest in the Company, including, in the case of nominees recommended for election at an annual meeting of stockholders, whether the recommending stockholder intends to continue holding its interest at least through the time of such annual meeting.

        The charter for the Nominating and Corporate Governance Committee provides that the committee will review and assess the adequacy of its charter periodically and oversee the annual performance evaluation of the Board.

Communications with Directors

        The Board of Directors welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may communicate any concerns they may have about the Company directly to either the full Board of Directors or one or more directors by mailing their communications to the Company at the following address: [Director], Investools Inc., 13947 South Minuteman Drive, Draper, Utah 84020, Attention: Corporate Secretary (Board Matters) or email investor.relations@investools.com. The Corporate Secretary promptly will forward all stockholder communications and other communications from interested parties unopened to the intended recipient.

Stockholder Nominations

        The Board will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources.

        The Company's Bylaws, as amended, provide that in making recommendations for director nominees for the Annual Meeting of Stockholders, the Board of Directors will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company no later than 90 days before the anniversary of the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after such anniversary date, notice must be received by the 10th day following the date that public disclosure of the date of the annual meeting is given to stockholders. Recommendations must be mailed to Investools Inc., 45 Rockefeller Plaza, Suite 2012, New York, New York 10111, Attention: Corporate Secretary, and

include all information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the SEC if the candidate were nominated by the Board of Directors (including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The stockholder giving notice must provide (i) his or her name and address, as they appear on the Company's books, and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information it may require to be set forth in a stockholder's notice of nomination which pertains to the nominee.

Director Independence

        The Company's Board of Directors is comprised of a majority of independent directors as defined in the applicable rules of The NASDAQ Stock Market. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries, including those reported under "Compensation Committee Interlocks and Insider Participation" and "Polices and Procedure with Respect to Related Person Transactions" below. The purpose of this review was to determine whether any such relationships or transactions were material and, therefore, inconsistent with a determination that the director is independent. In addition, the Board requires each of its members and each of the director nominees to disclose in an annual questionnaire any relationship he or she or his or her family members have had with the Company, its subsidiaries, its independent accountants, directors and officers within the past three years. The Board considers any such relationship in making its determination. There are no family relationships between any nominees, directors and executive officers. Messrs. Barba, Sheridan and Sosnoff are not independent because of their employment as senior executives of the Company or its subsidiaries.

Executive Officers

        As of April 15, 2008, the following persons were the executive officers of the Company:

Name	Age	Position
Lee K. Barba	57	Chairman of the Board and Chief Executive Officer
Ida K. Kane	38	Senior Vice President and Chief Financial Officer
Paul A. Helbling	54	Senior Vice President, Chief Administrative Officer and Corporate Secretary
Andrew B. Scott	37	Senior Vice President, Student Lifetime Value and Retention
Scott D. Sheridan	44	Executive Vice President, thinkorswim Group, Inc. and Director of the Company
Ainslie J. Simmonds	38	Senior Vice President and Chief Marketing and Product Development Officer
Tom Sosnoff	51	President, thinkorswim Group, Inc. and Director of the Company

        Information concerning the business experience of Messrs. Barba and Sosnoff are provided under the section entitled "Organization of the Board of Directors" and of Mr. Sheridan under the section entitled "Nominees for Director."

Ida K. Kane

        Ms. Kane was appointed Chief Financial Officer and Senior Vice President of the Company in January 2005. Prior to joining the Company, she served as the Chief Financial Officer and Vice President of Operations for the Organizational Solutions Business Unit of FranklinCovey in Salt Lake City. From 1999 to 2001, Ms. Kane was Partner and Chief Accounting Officer for Encubate

Holdings LLC, a venture capital firm. From 1997 to 1999, she served as corporate controller for Equitrac Corporation, a manufacturing company listed on NASDAQ. From 1992 to 1997, Ms. Kane served in various positions with KPMG LLP, including audit manager. Ms. Kane became a Certified Public Accountant in 1991. She received her B.A. degree in Business Administration in 1991 and her M.B.A. in 1992 from the University of Miami.

Paul A. Helbling

        Mr. Helbling was appointed Chief Administrative Officer of the Company in January 2005, as Senior Vice President in June 2003, and as Corporate Secretary in February 2002. Mr. Helbling served as the Company's Chief Financial Officer from December 2001 until his appointment as Chief Administrative Officer. Prior to joining Telescan in August 1999, he was Vice President of Finance at PCC Flow Technologies, Inc., a subsidiary of Precision Castparts Corporation and a $350 million manufacturer of pumps and valves in the U.S. and Europe. From 1991 to 1997 Mr. Helbling served as Vice President and Chief Financial Officer of HydroChem Industrial Services, a $150 million provider of industrial cleaning services to the petrochemical, refining and utility industries. Mr. Helbling became a Certified Public Accountant in 1978, with experience in public accounting and in the contract drilling and oil and gas exploration and production industries. Mr. Helbling holds a B.A. and a M.A. Degree from Rice University.

Andrew B. Scott

        Mr. Scott was appointed Senior Vice President, Student Lifetime Value and Retention in April 2007. Prior to being appointed to that position, Mr. Scott served as Vice President of the Company, leading the workshop team since May 2003. Mr. Scott has been an instructor for the Company since October 1998, has taught over 650 workshops, and instructed over 50,000 of the Company's students. He received his B.A. in Economics from the University of Texas.

Ainslie J. Simmonds

        Ms. Simmonds was appointed Senior Vice President and Chief Marketing and Product Development Officer in December 2005. Prior to joining the Company, Ms. Simmonds was a Partner at Markitecture LLC, a marketing consulting firm located in Norwalk, Connecticut. From 2000 to 2002, Ms. Simmonds was Vice President of Marketing for Molson USA LLC, a joint venture between Molson Breweries and the Coors Brewing Company. From 1992 to 2000, she served in progressive marketing related positions, including Director of Marketing, for Campbell Soup Company's North American operations. Ms. Simmonds received her B.A. Degree in Business Administration with honors in 1992 from the University of Western Ontario and her M.B.A. in 1997 from Harvard University.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        The following is a narrative overview of the Company's executive compensation philosophy, programs and policies. It is intended to highlight for investors material information relating to the Company's executive compensation programs and includes analysis on the compensation earned by our "named executive officers" as detailed in the executive compensation tables. The individuals who served as the Company's Chief Executive Officer and Chief Financial Officer during fiscal 2007, as well as the other three most highly compensated executive officers of the Company, who served in such capacities during fiscal 2007 are referred to as the "named executive officers."

Compensation-related Governance and Role of the Chief Executive Officer

        The Board of Directors approves the appointment of members to the Compensation Committee (for purposes of this discussion, the "Committee"). During 2007, the Committee consisted of Stephen C. Wood, who served as Chairman until his resignation from the Board effective February 15, 2007, Michael H. Goldsmith, who served as Chairman after Mr. Wood's resignation until his resignation from the Board effective August 31, 2007, Hans von Meiss, current Chairman since September 2007, F. Warren McFarlan, and Douglas T. Tansill. After reviewing the qualifications of current members of the Committee, and any relationships that they may have with the Company, the Board has determined that all current members of the Committee are "independent", as independence is defined under applicable NASDAQ listing standards and SEC rules. The Committee establishes, reviews, approves, and oversees all compensation and benefit policies, plans, and programs for our personnel in the aggregate and for our executive officers in particular. The Committee meets at least twice a year and as needed to review and consider all elements of officers' compensation including base salary, incentive pay, long-term (equity) incentive compensation, benefits and payout obligations under employment agreements and scenarios. The Committee meets in executive session, without management present, whenever the Committee deems appropriate. The full Board receives written minutes on the activities of the Committee.

        The Committee makes all compensation decisions for the Chief Executive Officer ("CEO") and approves, as appropriate, recommendations from the CEO regarding compensation, equity awards and non-equity awards to all other named executive officers. The CEO annually reviews the performance of each of the named executive officers (other than himself). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee. The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Compensation Philosophy and Objectives

        The Company's compensation program is designed to reward executives based on favorable individual performance and favorable Company financial results. Compensation policies and plans (including benefits) are designed to attract and retain top quality and experienced executives by providing the opportunity to earn competitive cash compensation based on companywide, departmental and individual performance, plus the opportunity to accumulate stock-based wealth commensurate with the long-term growth and value created for the Company's stockholders. The Company strives to create an environment where its employees feel valued and rewarded for their contributions to the Company's sustainable growth plan. Ultimately, the Company's compensation program should align the interests of the Company's management team with those of its stockholders.

        In structuring a compensation program that will responsibly implement these principles, the Company considers the following objectives:

  •
  attracting and retaining individuals critical to the growth and long-term success of the Company;

  •
  rewarding the achievement of the Company's short- and long-term strategic initiatives;

  •
  a significant portion of total compensation should be contingent on, and variable with, companywide, departmental and individual performance;

  •
  compensation should be reasonable and reflect the current market for comparable skills and experience; and

  •
  the structure of the compensation program should align the named executive officers to the interests of the Company's stockholders.

        The Company's compensation practices demonstrate its commitment to these principles and objectives. The Company has embraced the principle of establishing aggressive but achievable goals as a key part of its compensation philosophy as it continues to grow.

Compensation Factors

        CEO.    The Committee's decisions regarding the CEO and the CEO and Committee's decisions regarding the other named executive officers, are based in part on the Committee's and CEO's (with respect to the other named executive officers) subjective judgment and take into account qualitative and quantitative factors, as will be set forth in the discussion below. In reviewing the named executive officer's compensation, the Committee and CEO (other than with respect to himself) consider and evaluate all components of the officer's total compensation package. Based on this review, the Committee concluded that for fiscal year 2007, except for the CEO, each of the named executive officer's total compensation (including compensation not yet paid) is appropriate and reasonable in the aggregate both in terms of absolute dollars and relative to performance.

        Benchmark for the CEO.    In the second quarter of 2006, the Committee engaged Alan Nadel & Company LLC, an independent compensation consultant, to assess the CEO's current compensation package and to develop a new compensation package and an employment agreement that fairly rewards the CEO for achievement of corporate objectives, provides incentives for continue outstanding performance and is fair to the Company's stockholders. The consultants provided benchmarking data to the Committee based on a comparison to the combined peer groups of the Company. The peer groups examined included financial services firms, companies with similar service lines as the Company and companies of similar and slightly larger size and market capitalization as the Company. In its evaluation, the Committee found that the CEO's compensation was below the peer group levels for all elements of compensation. Consequently, the Committee determined that an amendment to the CEO's employment agreement was necessary to better align all elements of his compensation with median of the Company's peer group. In connection with the review of the CEO's compensation and the merger with thinkorswim Group, Inc., in February 2007 the Committee amended the CEO's employment agreement (see "—Employment Agreement" below). The Committee also accelerated the vesting of stock options awarded in 2002 for the purchase of 550,000 shares of Common Stock at $0.18 per share.

        Corporate Performance.    In establishing executive compensation, the CEO and the Committee measure the Company's performance compared to management's and the Board's goals and objectives, including an annual budget, as well as to the performance of companies of similar size and market capitalization in the Company's industry or related industries. The Committee and the CEO believe that using the Company's performance as a factor in determining an executive officer's compensation is effective in helping to align the executive's interests with those of the Company's stockholders. With that in mind, the Committee and the CEO focus on performance versus key financial and operating performance criteria, such as growth in sales transaction volume, earnings or loss (before interest, income taxes, depreciation and amortization, special charges, other non-cash income/expense items and net change in deferred revenue), and execution of strategic initiatives.

        Individual Performance.    When evaluating an executive's individual performance, the Committee relies upon the CEO's assessment of individual performance, as well as the Committee's and other Board members' own assessment from their interactions with executives throughout the year. The assessment considers the executive's efforts in achieving his or her individual goals each year, recruiting, managing and developing employees and their relative role in the future growth and the executive officer's contribution to the overall Company. Each executive has different goals established that contribute to the long-term strategic goals of the Company. Individual goals for executives (other than the CEO) are established by the CEO in consultation with each executive and the Committee. The individual goals for the CEO are established by the Committee, in consultation with the full Board and the CEO.

Compensation Elements

        In the aggregate, the Company's compensation program is designed to not only attract and retain desired employees in a highly competitive market, but also to reward quality individual contribution, overall team performance, and achievement of peer-competitive metrics for overall Company performance.

        The compensation program for the Company consists of various elements, including:

  •
  base salary;

  •
  performance based incentive bonus and commissions;

  •
  equity-based compensation; and

  •
  benefits.

        The Company believes these elements work in unison to provide a reasonable and well-balanced mix of both cash and non-cash compensation as well as short-term and long-term compensation to provide the appropriate incentives and motivation for the named executive officers and align to the interest of the Company's stockholders.

Direct Compensation

        Base Salary.    The Company provides the named executive officers with base salaries to provide them a basic level of income comparable to that of executives in similar positions at other companies, taking into account the individual's performance and experience. The Company believes this is consistent with competitive practices and will help assure that the Company retains qualified leadership in those positions. The Company's practice has generally been to set base salary levels for each named executive officer at the median range of comparable base salaries as companies similar in size, market capitalization and in the same or related industries as the Company. In setting these salary levels for individual named executive officers, the Committee and the CEO may consider:

  •
  the compensation philosophy and guiding principles described above;

  •
  the base salary paid to the officers in comparable positions at companies in similar industries, size and market capitalization to the Company;

  •
  the overall professional experience and background and the industry knowledge of the named executive officer and the quality of their performance and effectiveness of their leadership at the Company;

  •
  all of the components of executive compensation, including base salary, bonus, stock options and restricted stock, and benefits; and

  •
  internal pay equity among the Company's executives.

        The Company pays annual base salaries to the CEO and Chief Financial Officer under employment agreements. Tom Sosnoff, President of thinkorswim Group, Inc. and Scott Sheridan, Executive Vice President of thinkorswim Group, Inc., are also paid under employment agreements. (See discussion of "Employment Agreements" below). The employment agreement of the CEO provides that his base salary is subject to annual review by the Board or the Committee for possible increases (but not decreases). The employment agreements for Ms. Kane, Mr. Sosnoff and Mr. Sheridan provide that the Company may increase the executive's salary at any time in its sole discretion. The base salary for Mr. Scott is set annually by the Committee upon recommendation from the CEO.

        Set forth below is a table showing the base salaries of the named executive officers for the year ended December 31, 2007:

NAME	2007 BASE SALARY

Lee K. Barba	$500,000

Ida K. Kane	$265,000

Andrew B. Scott	$265,000	*

Tom Sosnoff	$120,000	**

Scott D. Sheridan	$120,000	**

    *
    Effective April 5, 2007.

    **
    Effective February 15, 2007. See below under "Employment Agreements."

        Performance Based Annual Bonus and Commissions.    A substantial portion of total direct compensation is allocated to variable, performance-based incentives in the form of an annual bonus. This is done to link executive compensation closely to the achievement of Company results and performance. The target bonus for each of Mr. Barba and Ms. Kane is based on individual performance and overall Company performance. The target bonus for Mr. Barba for 2007 was 100% or higher of his base salary. Mr. Barba's employment agreement provides that his target annual bonus opportunity in the future will also be at least 100% of annual base salary. The target bonus for Ms. Kane is and will remain, 35% or higher of her base salary. The CEO, with respect to Ms. Kane and the Committee, with respect to the CEO, determined that each of the named executive officers should receive either their target bonus or more than their target bonuses for fiscal year 2007. The CEO and Committee, as applicable, concluded that the Company's performance against strategic initiatives, growth in sales transaction volume, the integration of thinkorswim Group, Inc. with the Company, and the individual performance of each of such named executive officers met or exceeded Company expectations.

        Mr. Sosnoff and Mr. Sheridan are paid bonuses pursuant to their employment agreements with the Company. The employment agreements were negotiated in connection with the merger with thinkorswim Group, Inc. Mr. Sosnoff and Mr. Sheridan agreed that they would take a lower salary than would otherwise be paid to them in exchange for bonuses that would constitute an amount greater than their respective salaries. Historically, with thinkorswim Group, Inc., Mr. Sosnoff and Mr. Sheridan received bonuses in excess of their salaries and desired to maintain such payment practices. Their agreements provide that each of them is to receive a bonus as determined by the Committee in their sole discretion, but in no event less than $225,000 (approximately 187% of their salaries). The Committee consults with the CEO in determining Mr. Sosnoff and Mr. Sheridan's bonuses. The

Committee concluded, in consultation with the CEO, to pay the minimum $225,000 bonus for 2007. While the Committee determined that their respective performances met or exceeded Company expectations, given the amount of their other compensation components, namely options issued in February 2007, the Committee determined that it was appropriate to pay the minimum amount of bonuses in 2007. It is anticipated that the Compensation Committee will review substantially the same factors as for the other named executive officers in the future in determining the amount of bonuses to be paid to Mr. Sosnoff and Mr. Sheridan.

        Mr. Scott, in addition to his base salary as a Senior Vice President, received certain commission compensation in connection with teaching and overseeing all sales functions. The Company determined to continue to compensate Mr. Scott for the workshop services after his becoming an executive officer because it was deemed to be in the best interests of the Company for him to continue to stay closely connected to this activity. In light of this performance component of his compensation, Mr. Scott did not receive any additional bonuses.

        The bonuses and commissions paid to the named executive officers are set forth in the Summary Compensation Table on page 18 of this Proxy Statement.

        Long-Term Equity-Based Incentive Compensation.    The Company believes that the grant of annual equity awards further aligns the long-term interests of senior management and stockholders. Therefore, the grant of stock options and the award of restricted stock are important components of annual compensation. The Company's equity programs are designed to encourage a long-term focus on results, employee recruiting and retention. By doing so the Company believes these programs help align employee and stockholder interests by promoting the creation of long-term value for the Company's stockholders. At the same time, the Committee has carefully considered the impact of equity expensing, dilution and overhang levels. The Company's equity programs consist of restricted stock awards under the Investools Inc. 2004 Restricted Stock Plan ("2004 Restricted Stock Plan") and stock option grants under the Investools Inc. 2001 Stock Option Plan ("2001 Plan", and together with the 2004 Restricted Plan, the "Plans"). The Company used an annual grant process for making long-term incentive awards for its named executive officers, other than with respect to Mr. Sosnoff and Mr. Sheridan in 2007.

        The Company currently uses restricted stock and stock options as the two primary grant forms. The Company believes both forms play an important role in attracting, retaining and motivating executives to focus on long-term value creation. The Company uses stock options because stock options, granted at fair market value at the date of the grant, deliver value only when the stock price goes up, and thus when stockholders receive value. Stock option grants allow the named executive officers to acquire shares of the Company's Common Stock, subject to the completion of a four-year vesting period (1/4th of the options become exercisable on each of the first four anniversary dates following the grant). These shares may be acquired at a fixed price per share (the fair market value on the grant date) and have a ten-year term. The Company also uses restricted stock because with restricted stock, executives receive full value shares and become stockholders of record at the date of grant. As a result, restricted stock provides ownership opportunities while enhancing executive retention as a result of a forfeiture restriction in the event that the executives leave the Company before the end of the stated vesting period. Restricted stock grants to named executive officers are subject to the completion of a two-year vesting period (1/2 of the restricted stock vests on each of the first two anniversary dates following the grant).

        Stock option and restricted stock award levels are determined annually based on analysis of companies similar in size, market capitalization and related industries as the Company, individual performance and Company performance, using the same criteria used in determining the performance-based annual bonuses, and vary among participants based on their positions within the Company. Based on these factors the Committee determines discretionary long-term equity incentive awards and allocations across the two grant forms for the named executive officers, taking into account the CEO's recommendation for awards (other than his own). Mr. Sosnoff and Mr. Sheridan were exceptions to this policy in 2007, as their compensation packages were negotiated in connection with the merger with thinkorswim Group, Inc. They therefore did not receive any restricted stock awards and instead, as incentive compensation, as of the closing date of the merger Mr. Sosnoff was granted 457,782 options and Mr. Sheridan was granted 457,781 options, 228,891 of which have an exercise price equal to the fair market value of the grant date, and the balance of which have an exercise price of 150% of the fair market value of the stock on the date of grant.

        The stock awards and options awards set forth in the Summary Compensation Table on page 18 of this Proxy Statement reflect awards made through the end of 2007. With the exception of Mr. Sosnoff and Mr. Sheridan's options described below, stock options for the executive officers are awarded at the NASDAQ's closing price of the Company's Common Stock on the date of the grant. The Committee does not grant options with an exercise price that is less than the closing price of the Company's Common Stock on the grant date, nor does it grant options which are priced on a date other than the grant date.

Indirect Compensation

        Benefits, Perquisites and Other Compensation.    All eligible employees, including the named executive officers, participate in the Company's benefit programs. The Company provides medical, prescription drug, vision and dental coverages, life insurance, accidental death and dismemberment, business travel and accident, long-term disability insurance, flexible spending accounts, various voluntary coverages including long-term care insurance. The Company also maintains a 401(k) plan.

        While the Committee reviews and monitors the level of other compensation offered to the named executive officers, the Committee typically does not adjust the level of benefits offered on an annual basis. In general the Committee believes that benefits and perquisites for named executive officers should be very limited in scope and value and reflective of similar perquisites from competitive employers both in the industry and the region. Due to this philosophy, the Company has generally only provided benefits to executives that are available to all full-time employees and the Company plans to continue this approach in the future. The employment agreement for Mr. Barba includes his family's participation in an executive health plan, which provides additional benefits. The employment agreement for Ms. Kane also provides for reimbursement from the Company, not to exceed $15,000, for an annual physical examination. The Company does not provide any other perquisites to its executives at this time.

        Post-Termination Compensation.    The Company has entered into agreements with Mr. Barba, Ms. Kane, Mr. Sosnoff and Mr. Sheridan that provide them compensation under certain circumstances in the event of their termination. The Committee has measured these severance payments against those of companies similar in size and market capitalization to the Company and general industry practices and believes they are reasonable when measured against the peers in light of the objective of retaining talented executives. More detail on these severance arrangements is set forth beginning on page 22 of this Proxy Statement under the caption "Potential Payments Upon Termination or Change in Control."

Employment Agreements

        In the fourth quarter of 2006, the Committee, with respect to the CEO, and the CEO with respect to Ms. Kane, determined that the total compensation for these executive officers was no longer commensurate with their job scope and responsibility in light of the then pending merger with thinkorswim Group, Inc. Consequently, the Committee, with respect to the CEO, and the CEO with respect to Ms. Kane, amended and restated their respective employment agreements with the Company effective February 15, 2007. The amended and restated employment agreements reflect salary increases for these executives.

        Chief Executive Officer.    Effective February 15, 2007, the Committee approved an amended and restated employment agreement with Mr. Barba. Pursuant to the agreement, Mr. Barba receives $500,000 per year as base salary (an increase from $425,000 in 2006), automatically increasing by $50,000 in each of 2008 and 2009. The amended employment agreement also provides that Mr. Barba is eligible for future grants of stock options and restricted shares, as determined by the Committee, but in any event on a basis (including vesting terms, exercise price, exercise period and number of shares) which is no less favorable to Mr. Barba than is provided to any other Company executive.

        Chief Financial Officer.    On February 15, 2007, the Committee approved an amendment to Ms. Kane's January 2005 employment agreement. Pursuant to the amended agreement, Ms. Kane will receive $265,000 per year as base salary (she received $225,000 as base salary in 2006). The agreement includes a covenant not to compete and a covenant not to solicit or interfere for six months after termination from the Company.

        President, thinkorswim Group, Inc.    Effective February 15, 2007, the Company entered into a three year term employment agreement with Mr. Sosnoff, which may be extended upon the mutual agreement of the Company and Mr. Sosnoff. Pursuant to the agreement, Mr. Sosnoff receives $120,000 in base salary and a minimum bonus of $225,000. The agreement includes a covenant not to compete and a covenant not to solicit or interfere for the longer of one year after termination from the Company or February 15, 2010.

        Executive Vice President, thinkorswim Group, Inc.    Effective February 15, 2007, the Company entered into a three year term employment agreement with Mr. Sheridan, which may be extended upon the mutual agreement of the Company and Mr. Sheridan. Pursuant to the agreement, Mr. Sheridan receives $120,000 in base salary and a minimum bonus of $225,000. The agreement includes a covenant not to compete and a covenant not to solicit or interfere for the longer of one year after termination from the Company or February 15, 2010.

Additional Policies Related to Compensation

        Securities Trading Policy.    The Board has adopted a Securities Trading and Investment Policy. The provisions of this policy expressly prohibit directors, officers or other employees, after becoming aware of material nonpublic information related to any company, including the Company, from buying, selling or recommending the purchase or sale of securities for his or her own account or the accounts of others, including the Company. To further ensure adherence with this policy, guidelines have been established for blackout periods and appropriate disclosure of internal information to external parties. The insider trading policy provides guidance as to what constitutes material information and when information becomes public. The policy discusses the consequences of an insider trading violation and mentions additional trading restrictions and certain reporting requirements applicable to directors, officers and designated key employees. The Company's management offers direction to employees on compliance with this policy.

        Policy on the Re-pricing of Stock Options.    Stock options are granted at no less than the fair market value on the date of the grant and are not subject to re-pricing.

        Policy on Timing Stock Award.    The timing of stock awards must be consistent with guidelines established in a stock program, such as the Plans, that the Committee approves prior to the awarding of any grant. The Committee approves the grant prior to the stock being awarded in the awarding of stock or stock options to a new hire.

        Policy on Deductibility of Compensation Over $1 million.    Section 162(m) of the Internal Revenue Code (the "Code") precludes a public corporation from taking a deduction for compensation in excess of $1 million in any taxable year for its chief executive officer or any of its three other highest paid executive officers, (other than the chief financial officer) unless certain specific and detailed criteria are satisfied. The Committee considers the anticipated tax treatment to the Company and the executive officers in its review and establishment of compensation programs and payments. The deductibility of some types of compensation payments can depend upon the timing of an executive's vesting or exercise of previously granted rights. While reserving the Company's right to offer such compensation arrangements as may from time to time be necessary to attract and retain top-quality management, the Committee intends generally to structure such arrangements, where feasible, so as to minimize or eliminate the impact of the limitations of Section 162(m).

        Policies on the Impact of Accounting/Tax Treatments on any Elements of Compensation.    The Company's stock-based compensation policy applies to all forms of stock-based compensation including stock options and restricted stock. All stock-based compensation is accounted for under the fair-value method as required by United States generally accepted accounting principles. The expense associated with stock-based compensation is recognized over the vesting period of each individual arrangement. The fair value of each stock option award is estimated on the date of grant using a Black-Scholes-Merton option valuation model. The fair value of restricted stock is based on the fair value at the date of grant.

        Policy on Assessing Past Stock Awards in Determining Future Awards.    The value, or lack of value, realized from at-risk awards granted in prior years is not taken into account by the Committee in the process of setting compensation for the current year. The Committee believes that doing so would be inconsistent with the underlying reasons for the use of at-risk compensation. If current year awards were increased to recover from below-target performance in prior years or decreased to account for above-target performance in prior years, the committee would be diluting or eliminating the link between performance and award. Recipients would have little incentive to improve performance if it meant decreased target awards in the future, or if the negative consequences for poor performance would be cushioned by increases in the target value of future awards. Additionally, the value realized from equity-based awards granted in prior periods depends in large measure on when the recipient decides to realize that value by exercising options or by selling vested shares of stock. The Committee does not believe it would be appropriate to adjust future grants in light of these types of individual decisions.

Report of the Compensation Committee

        The Compensation Committee has reviewed and discussed the foregoing Compensation Discussion and Analysis with the management of the Company. Based on this review and discussion, we recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Proxy Statement for the 2008 Annual Meeting.

Compensation Committee:
Hans von Meiss Chairman F. Warren McFarlan Douglas T. Tansill

Summary Compensation Table for Fiscal Year 2007 and 2006

        The following table sets forth the compensation of (i) the Chief Executive Officer of the Company, (ii) the Chief Financial Officer of the Company and (iii) the other three most highly compensated executive officers of the Company who were serving as executive officers at the end of 2007 (collectively, the "named executive officers") for the years ended December 31, 2007 and December 31, 2006.

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)

Lee K. Barba, Chief Executive Officer	2007 2006	$500,000 425,000		$500,000 500,000	(4) (4)	$489,200 —	$9,065,538 391,085	$41,530 32,849	$10,596,268 1,348,934

Ida K. Kane Chief Financial Officer	2007 2006	265,000 225,000		175,000 125,000	(4) (4)	103,425 —	112,361 82,201	7,200 7,050	662,986 439,251

Andrew B. Scott Senior Vice President, Student Lifetime Value and Retention	2007	189,183	(5)	1,014,745	(6)	110,475	83,378	7,200	1,404,981

Tom Sosnoff President, thinkorswim Group, Inc.	2007	106,145		225,000		—	861,016	9,000	1,201,161

Scott Sheridan Executive Vice President thinkorswim Group, Inc.	2007	106,145		225,000		—	861,014	9,000	1,201,159

(1)
Represents the compensation costs of stock awards for financial statement reporting purposes, excluding the impact of estimated forfeitures, for the referenced year under the Statement of Financial Accounting Standard No. 123 (Revised 2004) Share Based Payments ("SFAS No. 123(R)"), rather than the amount paid to or realized by the named executive officer, for awards pursuant to the 2004 Restricted Plan. See footnote 2 to the Company's audited financial statements for the fiscal year ended December 31, 2007, included in the Company's annual report on Form 10-K filed with the SEC on March 17, 2008 for the relevant assumptions used to determine the valuation of our stock awards.

(2)
The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes, excluding the effect of estimated forfeitures, for the fiscal year ended December 31, 2007, in accordance with SFAS No. 123(R) and thus include amounts from awards granted prior to 2007. See footnote 2 to the Company's audited financial statements for the fiscal year ended December 31, 2007, included in the Company's annual report on form 10-K filed with the SEC on March 17, 2008 for the relevant assumptions used to determine the valuation of our stock awards.

(3)
This column indicates amounts for certain benefits or perquisites provided to the named executive officers. For Mr. Barba, the amount includes $34,330 and $25,799 in medical plan benefits for 2007 and 2006, respectively, and $450 in each year for a group travel accident insurance policy paid on his and others' behalf by the Company. The balance of his amounts, $6,750 and $6,600, for 2007 and 2006, respectively, comprises the matching 401(k) contributions paid by the Company on his behalf. For Mr. Scott and Ms. Kane, the amount includes $450 for each referenced year for the group travel accident policy coverage, with the balance comprising the matching 401(k) contributions paid by the Company on their behalf. The amounts for Mr. Sosnoff and Mr. Sheridan represents matching 401(k) contributions paid by the Company on their behalf.

(4)
Reflects discretionary bonuses.

(5)
Includes amounts paid to Mr. Scott prior to becoming an executive officer on April 5, 2007. The amount paid to Mr. Scott for salary since becoming an executive officer is $179,087.

(6)
Includes commissions earned by Mr. Scott.

Grants of Plan-Based Awards for Fiscal 2007

        The Company maintains the 2001 Plan and the 2004 Restricted Plan for all of its officers and employees, which is administered by the Compensation Committee. As of December 31, 2007, an aggregate of 5,231,160 shares were issuable under the 2001 plan, and 282,250 shares were issuable under the 2004 Plan. During 2007, stock options covering 3,032,313 shares were issued under the 2001 Plan and 214,750 restricted stock awards were issued under the 2004 Plan.

        The following table sets forth information concerning plan based awards, including grants under the 2001 Plan and 2004 Restricted Plan, made to a named executive officer during the fiscal year ended December 31, 2007.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)(1)

Lee K. Barba	01-04-07 01-04-07	70,950	70,950	$13.79	$978,401 570,629

Ida K. Kane	01-04-07 01-04-07	15,000	15,000	13.79	206,850 120,640

Andrew B. Scott	04-05-07 04-05-07	20,000	20,000	14.73	294,600 169,897

Tom Sosnoff	02-15-07 02-15-07		228,891 228,891	15.69 23.54	2,082,737 1,853,337

Scott D. Sheridan	02-15-07 02-15-07		228,891 228,890	15.69 23.54	2,082,737 1,853,329

(1)
The amount in this column reflects the total value as of the respective issuance dates of the stock awards and option awards granted to each named executive officer, detailed in accordance with SFAS No. 123(R) at the time of the grant, excluding the effect of estimated forfeitures.

Outstanding Equity Awards at Fiscal 2007 Year-End

        The following table sets forth information concerning unexercised options and restricted stock that has not vested as of December 31, 2007 for each of the named executive officers.

	Option Awards					Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)

Lee K. Barba	6,886 222,124 11,617 1,000,000 550,000 250,000 187,500 125,000 — —	— — — — — — 62,500 125,000 70,950 —	(2) (3) (4)	$9.00 3.60 3.60 0.49 0.18 0.20 2.22 5.18 13.79 —	08-10-10 10-16-10 10-29-10 12-20-11 08-28-08 07-16-13 03-03-14 12-06-15 01-04-17 —	— — — — — — — — — 70,950	(5)	$	— — — — — — — — — 1,258,653

Ida K. Kane	50,000 10,000 — —	50,000 10,000 15,000 —	(6) (7) (8)	3.89 5.18 13.79 —	01-16-15 12-06-15 01-04-17 —	— — — 15,000	(9)		— — — 266,100

Andrew B. Scott	3,750 6,250 25,000 — —	— — 25,000 20,000 —	(10) (11)	0.22 0.20 5.18 14.73 —	04-24-13 07-16-13 12-06-15 04-04-17 —	— — — — 20,000	(12)		— — — — 354,800

Tom Sosnoff	— —	228,891 228,891	(13) (13)	15.69 23.54	02-14-17 02-14-17	— —			— —

Scott D. Sheridan	— —	228,891 228,890	(13) (13)	15.69 23.54	02-14-17 02-14-17	— —			— —

(1)
The market value of stock awards was determined by multiplying the number of unvested shares by the closing price of the Company's Common Stock of $17.74 on December 31, 2007, the last trading day of fiscal 2007, as reported on the NASDAQ Global Market.

(2)
These shares became exercisable on March 4, 2008.

(3)
62,500 of these shares will become exercisable on December 7 of each of 2008 and 2009.

(4)
25% of these shares become exercisable per year commencing January 4, 2008.

(5)
50% of these shares vest on January 4 of each of 2008 and 2009.

(6)
25,000 shares became exercisable on January 17, 2008 and the remaining 25,000 shares will become exercisable on January 17, 2009.

(7)
5,000 of these shares will become exercisable on December 7 of each of 2008 and 2009.

(8)
25% of these shares become exercisable per year commencing January 4, 2008.

(9)
50% of the shares vest on January 4 of each of 2008 and 2009.

(10)
12,500 of these shares will become exercisable on December 7 of each of 2008 and 2009.

(11)
25% of these shares will become exercisable per year commencing on April 5, 2008.

(12)
50% of the shares vest on April 5 of each of 2008 and 2009.

(13)
25% of these shares become exercisable per year commencing February 15, 2008.

Option Exercises and Stock Vested for Fiscal 2007

        None of the named executive officers exercised options in fiscal year 2007. No shares of restricted stock held by named executive officers vested in fiscal year 2007.

Pension Benefits for Fiscal 2007

        The Company is required to disclose information in this Proxy Statement, in a tabular format, regarding any plans that provide for retirement payments or benefits other than defined contribution plans. The Company does not have any such benefit plan.

Non-Qualified Deferred Compensation for Fiscal 2007

        The Company is required to disclose information in this Proxy Statement, in a tabular format, regarding defined contribution or other plans that provide for deferral of compensation on a basis that is not tax-qualified. The Company does not have any such benefit plan.

Potential Payments Upon Termination or Change in Control

        The table below sets forth the compensation of the named executive officers in the event of a termination of employment without cause or a change of control of the Company as if such event occurred on December 31, 2007 and assumes that the employment agreements discussed under "Compensation Discussion and Analysis—Direct Compensation—Employment Agreements" for each of Mr. Barba, Ms. Kane, Mr. Sosnoff and Mr. Sheridan were effective as of December 31, 2007.

Name	Termination by the Company Without Cause		Change in Control(1)

Lee K. Barba Base Salary/Severance Stock Options(2) Restricted Stock(3) Tax Gross Up(4) Other Benefits Total	$2,923,179 2,820,253 1,258,653 — See footnote 7,002,085	(5) (6)	$3,473,179 2,820,253 1,258,653 1,021,869 See footnote 8,573,954	(5)
Ida K. Kane Base Salary/Severance Stock Options(2) Restricted Stock(3) Other Benefits Total	132,500 877,350 266,100 14,108 1,290,058	(7)	265,000 877,350 266,100 14,108 1,422,558	(7)
Tom Sosnoff Base Salary/Severance Stock Options(2) Total	255,120 — 255,120	(8)	— 469,227 469,227
Scott Sheridan Base Salary/Severance Stock Options(2) Total	255,120 — 255,120	(8)	— 469,227 469,227
    (1)
    For Mr. Barba such payments are payable if within 24 months of a change of control, as defined in his employment agreement, his employment terminates (i) due to the Company terminating his employment without cause, (ii) by Mr. Barba due to Constructive Termination, (iii) by Mr. Barba due to the Company's breach of the employment agreement, or (iv) because the Company elects not to renew his employment agreement. For Ms. Kane, such amounts are payable if within two years of February 15, 2007, the date of her employment agreement, she no longer reports to the CEO of the Company as a result of a change in control, and elects to resign within 180 days following the change of control. The non-vested stock options for the listed executive officers will accelerate upon a change in control.

    (2)
    The payments relating to stock options represent the value of unvested and accelerated stock options as of December 31, 2007, calculated by multiplying the number of accelerated options by the difference between the exercise price and the closing price of the Company's stock on December 31, 2007.

    (3)
    The payments relating to non-vested stock represent the value of unvested stock as of December 31, 2007, calculated by multiplying the number of accelerated shares by the closing price of the Company's stock on December 31, 2007. The first tranche of these shares vested on January 4, 2008 and the second tranche vests January 4, 2009.

    (4)
    Represents additional payments to which Mr. Barba would be entitled pursuant to his employment agreement to compensate for excise taxes that would be due pursuant to Section 280G of the Internal Revenue Code as a result of his change of control benefits exceeding 3.0 times his "base amount," as defined in Section 280G of the Internal Revenue Code on December 31, 2007 upon a change of control.

    (5)
    Pursuant to his employment agreement, Mr. Barba would be eligible to continue to participate in certain employee benefit plans and programs offered to him under his employment agreement over the longer of two years and the balance of the then current employment term, assuming no such termination of employment had occurred, or, if any such benefit could not be continued, he would be paid an amount in cash equal to the economic value of such benefit.

    (6)
    These amounts are also payable if his employment is terminated due to a breach of the employment agreement by the Company or upon a Constructive Termination by Mr. Barba, as defined in Mr. Barba's employment agreement, which includes any material dimunition in his duties, a relocation of the New York office without his consent, any failure to pay when due his base salary and bonus, any reduction in his target bonus, or any material reduction in his benefits.

    (7)
    If the Company terminates Ms. Kane without cause or upon a change in control the Company will continue to pay her group health insurance coverage under COBRA at active employee contribution rates for 12 months or until she obtains comparable coverage.

    (8)
    These amounts are also payable upon a termination for Constructive Termination by the named employees, which includes a breach of the applicable employment agreement by the Company, a material dimunition in the named employee's duties, or a relocation of the Chicago office without the consent of the named executive. In each event, payment is subject to the named employee's compliance with their respective non-compete obligations.

Director Compensation for Fiscal 2007

        During 2007, non-employee directors received an annual retainer, which is paid quarterly, as set forth in the table below. The annual retainer is $25,000, unless he or she is the Chair of the Audit Committee, for which the retainer is $35,000 or the Chair of the Compensation Committee or the Nominating and Corporate Governance Committee, for which the retainer is $30,000. If a director holds more than one committee chair, he or she will receive only the annual retainer for the single highest-paying position held. In addition to the retainer fees, non-employee directors are reimbursed for travel and other reasonable out-of-pocket expenses related to attendance at Board and committee meetings. Directors also periodically may receive restricted stock awards and stock option awards. Director fees are recommended by the Compensation Committee to the Board for its approval.

        The following table sets forth information regarding the compensation of the non-employee members of the Company's Board of Directors for the 2007 fiscal year.

Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Total ($)
Michael H. Goldsmith(3)	$20,000	$10,687	$24,846	$55,533
F. Warren McFarlan	25,000	10,687	10,786	46,473
Lisa Polsky(4)	25,000	11,393	3,298	39,691
Douglas T. Tansill	35,000	10,687	10,786	56,473
Hans von Meiss	30,000	10,687	10,786	51,473
Steve Wood(5)	—	—	22,629	22,629

(1)
Represents the compensation costs of stock awards for financial reporting purposes for the year under SFAS No. 123(R), rather than the amount paid to or realized by the director. See footnote 2 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 for the relevant assumptions used to determine the valuation of our stock awards. Consists of the compensation costs for a grant of 1,550 shares of restricted stock made on January 4, 2007 to Mr. Goldsmith, Mr. McFarlan, Mr. Tansill, Mr. von Meiss, and Mr. Wood and on February 21, 2007 to Ms. Polsky. The grants had a fair value of $21,375 and $26,040, respectively, as of the grant date. Each named director serving as a director as of December 31, 2007 had only this grant of restricted stock outstanding as of the end of fiscal 2007.

(2)
Represents the compensation costs of stock options for financial reporting purposes for the year under SFAS No.123(R), rather than the amount paid to or realized by the director. See footnote 2 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2007 for the relevant assumptions used to determine the valuation of our option awards. The named directors had options to purchase the following shares of Common Stock outstanding at the end of fiscal 2007: Mr. McFarlan: 16,550; Ms. Polsky: 1,550; Mr. Tansill: 9,050; and Mr. von Meiss: 24,550.

(3)
Resigned from the Board effective August 31, 2007.

(4)
Appointed to the Board on February 21, 2007.

(5)
Resigned from the Board effective February 15, 2007. Any amounts recorded as expense for financial reporting purposes were reversed as of the date of resignation.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee of the Board of Directors of the Company was, during 2007, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationship requiring disclosure by the

Company. During 2007, no executive officer of the Company served as (i) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of the Company's Common Stock (collectively, "Filing Persons") to file with the SEC initial reports of ownership (Form 3), reports in changes of ownership (Form 4), and annual reports of ownership (Form 5). All Filing Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and upon certain other representations made, all transactions were reported on a timely basis by the Company's Filing Persons during 2007 other than Andrew B. Scott who reported a single acquisition transaction one day late on Form 4.

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information, as of April 25, 2008, with respect to the number of shares of Company Common Stock beneficially owned by (1) each director and/or Named Executive individually, (2) all executives and directors of the Company as a group and (3) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock. The number of shares does not include shares allocated to the person's account through the Company's 401(k) plan. Except as noted below, each stockholder has sole voting and investment power with respect to the shares shown.

Owners	Number of Shares Beneficially Owned(1)		Percent of Class
Common Stock
Lee K. Barba	4,045,477	(2)	5.9%
Ida K. Kane	123,865		*
Paul A. Helbling	522,028		*
F. Warren McFarlan	30,188		*
Lisa Polsky	13,938		*
Andrew B. Scott	76,000		*
Scott D. Sheridan	4,527,205	(3)	6.8%
Ainslie J. Simmonds	55,839		*
Tom Sosnoff	4,527,206		6.8%
Douglas T. Tansill	158,188		*
Hans von Meiss	166,247	(4)	*
All executive officers and directors as a group (11 persons)	14,246,181		20.6%
Wellington Management Co. LLP(5) 75 State Street Boston, MA 02109	5,558,081		8.4%

*
less than 1%

(1)
Each of the share amounts for the directors and officers includes options to purchase additional shares, which are exercisable within the next 60 days, as follows: Lee K. Barba, 2,433,365; Ida K. Kane, 88,750; Scott D. Sheridan, 114,445; Tom Sosnoff, 114,446; Paul A. Helbling, 287,127; F. Warren McFarlan, 11,638; Andrew B. Scott, 40,000; Ainslie J. Simmonds, 28,750; Douglas T. Tansill, 4,138; Hans von Meiss, 19,638; and Lisa Polsky, 388.

(2)
Includes 469,999 shares, as to which beneficial ownership is disclaimed, held for the benefit of family members, and 490,000 shares held in a Grantor Retained Annuity Trust.

(3)
Includes 24,857 shares held in a trust.

(4)
Includes 136,333 shares as to which beneficial ownership is disclaimed, held for the benefit of family members.

(5)
Wellington Management Company, LLP is an investment adviser and has shared voting power with respect to 3,476,696 shares and shared dispositive power with respect to 5,558,081 shares. These shares are owned of record by clients of Wellington Management Company, LLP. This information was set forth on Schedule 13G/A filed by Wellington Management Company, LLP with the SEC on February 14, 2008.

Certain Relationships and Related Transactions

        The Company recognizes that related-person transactions can present potential or actual conflicts of interest and it is the Company's preference that related-person transactions are avoided as a general matter. Nevertheless, the Company recognizes that certain transactions negotiated on an arm's length basis, with related-persons may be in, or may not be inconsistent with, the best interests of the Company and its stockholders. Therefore, the Company has charged the Audit Committee in the Audit Committee Charter with the responsibility to review, assess and/or approve, as necessary, any related-person transactions prior to the transaction being entered into, or ratify any related person-transactions that have not been previously approved. Related-person transactions include transactions in which a director, five percent owner, executive officer or immediate family member of any such person has a material interest, and which transaction is in an amount equal to or in excess of $120,000, either individually or in the aggregate of several transactions during any calendar year. Based on the Company's review of on-going related-person transactions, the Company has not entered into and do not currently propose to enter into any transactions with related persons required to be disclosed under the rules and regulations of the SEC under the Securities Act or the Exchange Act. All related-person transactions that are required to be disclosed in Company filings with the SEC will be disclosed in accordance with the Securities Act and the Exchange Act.

Audit Committee Report

        The Audit Committee of the Board of Directors consists of Messrs. Tansill (Chairman), McFarlan, and von Meiss, and Ms. Polsky (who replaced Stephen C. Wood after his resignation from the Board effective February 2007). The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an audit of the Company's consolidated financial statements and the Company's internal control over financial reporting in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. It is the Audit Committee's responsibility to monitor these processes. The Audit Committee reviewed and discussed with management the Company's audited financial statements.

        In this context, the Audit Committee has reviewed and discussed with the Company's independent public accounting firm the overall scope and plans for the independent audit. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions with the Company's independent public accounting firm about the Company's audited financial statements included the independent registered public accountants' judgments about the quality, not just the acceptability of the application of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent registered public accountants all other matters required to be discussed by the Statement on Auditing Standards ("SAS") No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed the independent registered public accounting firm independence with management and the independent registered public accounting firm. In addition, the Audit Committee considered whether the other non-audit consulting services provided by the independent registered public accounting firm could impair the auditor's independence and concluded that such services have not impaired the independent registered public accountants' independence.

        Based on the Audit Committee's discussion with management and the independent registered public accounting firm and the Audit Committee's review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the SEC.

                      By the Audit Committee:

                      Douglas T. Tansill
                       Chairman
                      F. Warren McFarlan
                      Lisa Polsky
                      Hans von Meiss

Code of Business Conduct and Ethics

        The Board of Directors of the Company adopted a Code of Business Conduct and Ethics governing its Chief Executive Officer, Chief Financial Officer, its other executive officers and the Board of Directors. The Company's Code of Business Conduct and Ethics is available on the Company's corporate website at http://www.investools.com on the "Investor Relations" page under "Corporate Governance." The Company intends to disclose on its website any waivers or amendments to its Code of Business Conduct and Ethics within five business days of such action.

ITEM 2—AMENDMENT OF THE 2004 RESTRICTED STOCK PLAN
(RESTRICTED STOCK PLAN AMENDMENT)

General

        On April 16, 2008, the Compensation Committee recommended to the Board of Directors that the stockholders approve an amendment to the Company's 2004 Restricted Stock Plan ("2004 Restricted Plan") to increase the number of shares of Common Stock available for issuance thereunder from 500,000 to 1,500,000 shares. The Company is providing the following description of the 2004 Restricted Plan to you in connection with the solicitation of proxies for approval of the 2004 Restricted Plan, as amended. The following discussion summarized the material terms of the 2004 Restricted Plan. This discussion does not purport to be complete and is qualified in its entirety by reference to the 2004 Restricted Plan, as amended and approved by the Board of Directors, a copy of which is attached to this Proxy Statement as Annex A.

        Approval of the Restricted Stock Plan Amendment requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to a vote at the Annual Meeting. If the amendment and restatement of the 2004 Restricted Plan is not approved, we will not be able to make the proposed additional 1,000,000 shares available for issuance under the 2004 Restricted Plan, but the 2004 Restricted Plan will otherwise remain in effect.

        The Board of Directors believes that approval of the Restricted Stock Plan Amendment will allow the Company to continue to provide key employees and directors with a proprietary interest in the growth and performance of the Company while aligning the interests of management with those of the Company's stockholders. Approval of the Restricted Stock Plan Amendment will also allow the Company to continue to have flexibility in structuring compensation arrangements to attract and retain key employees and directors for the Company, and to provide the Company with an alternative means of compensating consultants.

        The Board of Directors believes that the growth of the Company depends significantly upon the efforts of its key employees and directors and that such individuals are best motivated to put forth maximum effort on behalf of the Company if they own an equity interest in the Company. In accordance with this philosophy, in April 2004, the Board of Directors adopted, and the stockholders approved on June 2, 2004, the 2004 Restricted Plan. The purpose of the 2004 Restricted Plan is to (i) attract and retain employees of the Company and its subsidiaries, qualified individuals to serve as non-employee members of the Board, and consultants to provide services to the Company; (b) motivate participating employees, directors and consultants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similarly situated companies; and (d) further identify 2004 Restricted Plan participants' interests with those of the Company's other stockholders through compensation alternatives based on the Company's stock; and thereby promote the long-term financial interest of the Company and its subsidiaries, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

Administration

        The 2004 Restricted Plan is administered by the Compensation Committee of the Board of Directors, which is comprised of at least two or more directors of the Company appointed by the Board. The Compensation Committee has the authority to (i) select the employees, non-employee directors and consultants ("Participants") who are to receive restricted stock awards ("Awards") entitling the Participant to receive issuances of the Company's Common Stock, the vesting of which may be subject to a required period of employment or services as a director or consultant, or any other conditions established by the Compensation Committee, (ii) establish the terms and conditions, number of shares of Company common stock subject to such award, performance criteria, restrictions, and other provisions of such awards, and (iii) to amend, modify or suspend awards. The Compensation Committee may establish, amend, or rescind any rules and regulations relating to the 2004 Restricted Plan. The Compensation Committee's determinations under the 2004 Restricted Plan are binding and conclusive on all persons.

Shares Subject to the 2004 Restricted Plan

        As of April 25, 2008 the Company has reserved a total of 1,500,000 shares of Common Stock (including the 1,000,000 additional shares subject to stockholder approval at the Annual Meeting) for issuance under the 2004 Restricted Plan. The shares of Company Common Stock awarded under the 2004 Restricted Plan may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company after their original issuance. Shares of Company Common Stock awarded under the 2004 Restricted Plan and later reacquired by the Company pursuant to the 2004 Restricted Plan will again become available for Awards under the 2004 Restricted Plan. As of April 25, 2008, 365,750 shares of Common Stock had been granted under the 2004 Restricted Plan, 13,575 of which were forfeited, and 1,147,825 shares were available for future Awards under the 2004 Restricted Plan, including the 1,000,000 additional shares for which stockholder approval is sought under this Item 2.

Certain Adjustments

        In the event of any change in the outstanding shares of Company common stock by reason of any stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the number of shares of Company Common Stock available under the 2004 Restricted Plan shall be appropriately adjusted by the Compensation Committee.

Terms and Conditions of Awards

        Unless otherwise provided for in the 2004 Restricted Plan, Awards granted under the 2004 Restricted Plan may not be sold, assigned, transferred, pledged or otherwise encumbered for a period of four years or such shorter period as the Compensation Committee may determine (the "Restricted Period"). At its discretion, the Compensation Committee may, at any time after the date of an Award, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants. Except for such restrictions, the Participant has all of the rights of a stockholder with respect to Awards, including the right to vote such shares and, except as otherwise provided by the Compensation Committee, the right to receive all dividends paid on such shares.

        Unless otherwise determined by the Compensation Committee, a Participant whose employment or service with the Company or a subsidiary terminates prior to the end of the Restricted Period for any reason other than (i) death, (ii) disability, (iii) retirement or (iv) a Change of Control (as defined) of the Company, shall forfeit all Awards previously granted to him, which are still subject to the Restricted Period. If a Participant ceases to be employed by, or to provide services to, the Company or a subsidiary prior to the end of the Restricted Period due to his retirement or a Change of Control of the Company, the Compensation Committee may waive the Restricted Period so that any restriction lapses with respect to any Awards the Participant has received. Unless otherwise determined by the Compensation Committee, if a Participant ceases to be employed by, or to provide services to, the Company or a subsidiary prior to the end of the Restricted Period due to his death or disability, the Restricted Period will lapse with respect to all Awards received by the Participant.

Amendment and Termination

        The Compensation Committee may at any time and in any way amend, suspend or terminate the 2004 Restricted Plan. Any amendment of the 2004 Restricted Plan (i) to increase the number of shares of Common Stock available under the 2004 Restricted Plan, (ii) materially modify the requirements as to eligibility for participation under the 2004 Restricted Plan, or (iii) to the extent required by applicable laws, regulations or rules is subject to the approval of the Company's stockholders. The 2004 Restricted Plan will terminate on June 2, 2014.

Participants

        Any employee, director or consultant of the Company or its subsidiaries may be selected by the Committee to receive an award under the 2004 Restricted Plan. As of March 31, 2008, approximately 684 employees and non-employee directors were eligible to be considered for the grant of Awards under the 2004 Restricted Plan. The grant of Awards to employees, directors, and consultants under the 2004 Restricted Plan is entirely in the discretion of the Compensation Committee. Because the level of Awards granted to any Participant, including directors and executive officers, is determined in the discretion of the Compensation Committee, the amount to be received by or allocated to any such person under the 2004 Restricted Plan is not determinable at this time.

U.S. Federal Income Tax Consequences

        The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient's tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2004 Restricted Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

        Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

        The recipient's basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

        Subject to the requirement of reasonableness, the provisions of Section 162(m) of the Code and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

        Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain "covered employees" in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m) of the Code, the term "covered employee" means our Chief Executive Officer and our three highest compensated officers (other than our Chief Financial Officer) as of the end of a taxable year as disclosed in our SEC filings. Please see the Summary Compensation Table below for a current listing of covered employees.

Securities Authorized for Issuance Under Equity Compensation Plans

        The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2007.

	Equity Compensation Plan Information
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	6,129,122	$9.05	5,513,410
Total	6,129,122	$9.05	5,513,410

New plan benefits

        As of April 25, 2008, no Awards have been granted on the basis of the 1,000,000 share increase for which stockholder approval is sought under this Item 2.

ITEM 3—RATIFICATION OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR 2008

        The Audit Committee of the Board of Directors has appointed the independent registered public accounting firm, KPMG LLP, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008, subject to ratification by the stockholders. Representatives from KPMG LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

Required Vote

        The ratification of KPMG LLP, as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2008 requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to a vote at the Annual Meeting. Although stockholder ratification of the appointment of KPMG is not required by the Company's bylaws or other applicable legal requirements, the Board believes it is good corporate practice to seek stockholder ratification of this appointment in light of the critical role played by its independent registered public accounting firm in maintaining the integrity of our financial controls and reporting. In the event that the appointment of KPMG LLP, as independent registered public accounting firm for fiscal year 2008, is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the fiscal year ending December 31, 2008.

        The Board of Directors unanimously recommends a vote for the ratification of the Board's appointment of KPMG LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2008.

Principal Accountant Fees and Services

Audit Fees

        The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's financial statements and the audit of the Company's internal control over financial reporting for each of the fiscal years ended December 31, 2007 and December 31, 2006, and the SAS 100 reviews of the financial statements included in the Company's Forms 10-Q for such fiscal years were $2,912,000 and $1,569,000, respectively.

Audit-Related Fees

        The aggregate fees billed for professional services rendered by KPMG LLP for audit-related services performed during the fiscal years ended December 31, 2007 and December 31, 2006 were $0 and $295,000, in connection with due diligence activities related to the merger with thinkorswim Group, Inc.

Tax Fees

        The aggregate fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning in either of the fiscal years ended December 31, 2007 and December 31, 2006 were $18,000 and $0, respectively.

All Other Fees

        There were no fees billed for services rendered by KPMG for other services.

Audit Committee Pre-Approval Policies

        The Audit Committee has established a policy intended to clearly define the scope of services performed by the Company's independent registered public accounting firm for non-audit services. This policy relates to audit services, audit-related services, tax and all other services which may be provided by the Company's independent registered public accounting firm and is intended to assure that such services do not impair the auditor's independence. The policy requires the pre-approval by the Audit Committee of all services to be provided by the Company's independent registered public accounting firm. Under the policy, the Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accounting firm. In addition, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report to the Audit Committee at its next meeting any services which such member or members has approved. The policy also provides that the Audit Committee will pre-approve the fee levels for all services to be provided by the independent registered public accounting firm. Any proposed services exceeding these levels will require pre-approval by the Audit Committee.

        All of the services provided by the Company's principal accounting firm described above were approved in accordance with this policy and the Audit Committee has determined that the independent registered public accounting firm's independence has not been compromised as a result of providing these services and receiving the fees for such services as noted above.

MATTERS TO BE PRESENTED

        As of the date of this Proxy Statement, the only matters which management intends to present, or is informed that others will present, for action at the 2008 Annual Meeting, are (i) the election of three Class I Directors to the Board of Directors, (ii) the approval of the Restricted Stock Plan Amendment, and (iii) the ratification of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2008. If any other matters are presented at the Annual Meeting, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders.

ANNUAL REPORT ON FORM 10-K

        The Company will send, without charge, a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, including the financial statements and the financial statement schedules, as filed with the SEC, to any person whose proxy is being solicited, upon written request to Investools Inc., Attention: Investor Relations, 13947 South Minuteman Drive, Draper, Utah 84020 or email at investor.relations@investools.com.

STOCKHOLDER PROPOSALS

        If a stockholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2009 Annual Meeting of Stockholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the offices of the Company located at 13947 South Minuteman Drive, Draper, Utah 84020. Attention: Ida K. Kane, no later than January 6, 2009. All proposals must conform to the rules and regulations of the SEC.

        Any proposal of which the Company has notice after March 21, 2009 will be considered untimely given and the proxy materials for the 2009 Annual Meeting of Stockholders shall confer discretionary authority to vote on any such matter.

EXPENSES OF SOLICITATION

        The Company will bear the expenses of preparing and mailing this proxy material, as well as the cost of any required solicitation. In addition to this solicitation of proxies, the officers, directors and regular employees of the Company, without receiving any additional compensation therefore, may solicit proxies by mail, telephone, or personal contact. The Company will also request stockholders, banks and other fiduciaries to forward proxy material to their principals or customers who are the beneficial owners of shares and will reimburse them for reasonable out-of-pocket expenses incurred.

HOUSEHOLDING MATTERS

        The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding. As a result, if you hold your shares through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one Annual Report and proxy statement unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate annual report or proxy statement now or in the future, that stockholder should contact his or her broker or send a request to Investools' corporate secretary at our offices located at 13947 South Minuteman Drive, Draper, Utah 84020, telephone number (801) 816-6918. We will deliver, promptly upon written or oral request to the corporate secretary, a separate copy of the 2007 Annual Report and this Proxy Statement to a beneficial stockholder at a shared address to which a single copy of the documents was delivered. Similarly, a beneficial stockholder sharing an address who is receiving multiple copies of annual reports or proxy statements may request delivery of a single copy of such reports by contacting his or her broker or delivering a request to Investools corporate secretary as provided above. The Annual Report is not a part of the proxy solicitation material.

BY ORDER OF THE BOARD OF DIRECTORS

Lee K. Barba Chairman of the Board

May 5, 2008
New York, New York

PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW OR
SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET
INVESTOOLS APPRECIATES YOUR PROMPT RESPONSE
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Annex A

INVESTOOLS INC.

AMENDED AND RESTATED 2004 RESTRICTED STOCK PLAN

        1.    Purpose.    This Restricted Stock Plan (the "Plan") has been established by the Company to: (a) attract and retain employees of the Company and its Subsidiaries, qualified individuals to serve as non-employee members of the Board, and consultants to provide services to the Company; (b) motivate participating employees, directors and consultants, by means of appropriate incentives, to achieve long-range goals; (c) provide incentive compensation opportunities that are competitive with those of other similarly situated companies; and (d) further identify Participants' interests with those of the Company's other stockholders through compensation alternatives based on the Company's stock; and thereby promote the long-term financial interest of the Company and its Subsidiaries, including the growth in value of the Company's equity and enhancement of long-term stockholder return.

        2.    Definitions.

          (a)   "Board" means the Board of Directors of the Company.

          (b)   "Cause" means "cause" as defined in any employment agreement then in effect between the Participant and the Company or any subsidiary or if not defined therein, or if there shall be no such agreement, (i) the Participant's embezzlement, misappropriation of corporate funds, or other material acts of dishonesty, (ii) the Participant's commission or conviction of any felony, or of any misdemeanor involving moral turpitude, or entry of a plea of guilty or nolo contendere to any felony or misdemeanor, (iii) engagement in any activity that the Participant knows or should know could harm the business or reputation of the Company or a Subsidiary, (iv) the Participant's material failure to adhere to the Company's or a Subsidiary's corporate codes, policies or procedures as in effect from time to time, (v) the Participant's continued failure to meet performance standards as determined by the Company or a Subsidiary, (vi) the Participant's violation of any statutory, contractual, or common law duty or obligation to the Company or a Subsidiary, including, without limitation, the duty of loyalty, or (vii) the Participant's material breach of any confidentiality or non-competition covenant entered into between the Participant and the Company or a subsidiary. The determination shall be conclusive for the purposes of this Plan.

          (c)   "Change of Control" means any of the following events:

              (i)  the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (a) the then outstanding shares of Common Stock of the Company or (b) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors; provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition by the Company or (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company; or

             (ii)  Individuals who, as of the effective date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

            (iii)  Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company.

          (d)   "Code" means the Internal Revenue Code of 1986, as amended.

          (e)   "Committee" means the Compensation Committee of the Board which shall consist of two or more directors of the Company appointed by the Board.

          (f)    "Common Stock" means the common stock, par value $0.01 per share, of the Company or such other class of shares or securities as to which the plan may be applicable.

          (g)   "Company" means Investools Inc., a Delaware corporation.

          (h)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (i)    "Participant" means any employee of the Company or any subsidiary, any non-employee member of the Company's Board, and any consultant providing services to the Company or any subsidiary, who is selected by the Committee to participate in the Plan.

          (j)    "Restricted Period" has the meaning ascribed to it in Section 6(a).

          (k)   "Restricted Stock" awards are issuances of Common Stock to Participants, the vesting of which may be subject to a required period of employment or services as a director or consultant, or any other conditions established by the Committee.

          (l)    "Subsidiary" means any corporation of which 50% or more of the voting securities are owned directly or indirectly by the Company at any time during the existence of this Plan.

        3.    Stock Subject to the Plan.    The total number of shares of Common Stock that may be awarded under the Plan is one million five hundred thousand (1,500,000), subject to adjustment as provided in Section 7. The shares of Common Stock awarded under the Plan may be either previously authorized but unissued shares or issued shares which have been reacquired by the Company after their original issuance (including but not limited to shares purchased on the open market). Shares of Common Stock awarded under the Plan and later reacquired by the Company pursuant to the Plan shall again become available for awards under the Plan.

        4.    Administration.    The authority to manage and control the operation and administration of the Plan shall be vested in the Committee. Subject to the provisions of the Plan, the Committee will have authority to select Participants to receive Restricted Stock awards, to determine the time or times of receipt, to determine the number of shares covered by the awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such award, and to amend, modify or suspend awards. In making such award determination, the Committee may take into account the nature of services rendered by the Participant, his or her present and potential contribution to the Company's success and such other factors as the Committee deems relevant. The Committee is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, to modify such agreements, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

        The Committee shall function as follows: A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's Bylaws or resolutions duly adopted by the

Board. All actions taken and decisions and determinations made by the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Board or the Committee shall be liable for any action or determination taken or made in good faith with respect to the plan.

        5.    Eligibility.    The Committee shall designate the Participants who shall receive Restricted Stock awards and the number of shares of Common Stock that are subject to the award.

        6.    Terms and Conditions of Awards.    All shares of Common stock awarded to Participants under this Plan shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent with the Plan as shall be prescribed by the Committee in its sole discretion and as shall be contained in the Agreement referred to in Section 6(f).

          (a)   Restricted Stock awarded to Participants may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided, for a period of 4 years or such shorter period as the Committee may determine, after the time of the award of such stock (the "Restricted Period"). Except for such restrictions, the Participant as owner of such shares shall have all the rights of a stockholder, including but not limited to the right to vote such shares and, except as otherwise provided by the Committee, the right to receive all dividends paid on such shares.

          (b)   The Committee may in its discretion, at any time after the date of the award of Restricted Stock, adjust the length of the Restricted Period to account for individual circumstances of a Participant or group of Participants.

          (c)   Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment or service with the Company or a Subsidiary terminates prior to the end of the Restricted Period for cause or for any other reason other than (i) death, (ii) disability, (iii) retirement with the Committee's discretionary waiver of the vesting requirements (as provided in Section 6(d) below), or (iv) a Change of Control with the Committee's discretionary waiver of the vesting requirements (as provided in Section 6(d) below, all shares of Restricted Stock theretofore awarded to him, which are still subject to the restrictions imposed by Section 6(a), shall be forfeited and returned to the Company upon such termination without the necessity of payment therefore by the Company. "Disability" as used herein shall mean the total and permanent incapacity of a Participant to perform the usual duties appertaining to the position. Whether or not a Participant's termination was for disability shall be determined by the Committee in its sole and absolute discretion.

          (d)   Except as otherwise determined by the Committee in its sole discretion, a Participant whose employment or service with the Company or a subsidiary terminates prior to the end of the Restricted Period by reason of his death or disability, the restrictions imposed by Section 6(a) shall lapse with respect to all shares theretofore awarded to him. If a Participant whose employment or service with the Company or a subsidiary terminates prior to the end of the Restricted Period by reason of his retirement or a Change of Control, the Committee in its sole and absolute discretion shall have the right to waive the restrictions imposed by Section 6(a) so that such restrictions shall lapse with respect to all or a portion, as determined by the Committee, of the shares theretofore awarded to such Participant as of a date specified by the Committee, which date shall not occur later than the date on which restrictions imposed by Section 6(a) otherwise would have lapsed.

          (e)   Each certificate issued in respect of shares of Restricted Stock awarded under the Plan shall be registered in the name of the Participant and, at the discretion of the Committee, each such certificate may be deposited in a bank designated by the Committee. Each such certificate shall bear the following (or a similar) legend:

      "THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES OF STOCK REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND

      CONDITIONS (INCLUDING FORFEITURE) CONTAINED IN THE INVESTOOLS INC. 2004 RESTRICTED STOCK PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND INVESTOOLS INC. A COPY OF SUCH PLAN AND AGREEMENT ARE ON FILE AT THE PRINCIPAL PLACE OF BUSINESS OF THE COMPANY."

          (f)    The Participant shall enter into an Agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the Restricted Stock award and such other matters, including compliance with applicable federal and state securities laws and methods of withholding required taxes, as the Committee shall, in its sole discretion, determine. Such Agreement shall incorporate by reference the terms and provisions of the Plan and in the event of any conflict between the provisions of the agreement and the provisions of the Plan, the provisions of the Plan will prevail.

          (g)   At the expiration of the Restricted Period imposed pursuant to Section 6(a), or upon the lapse of the restrictions as to any shares in accordance with Section 6(c) or 6(d), the Company shall redeliver to the Participant, or his legal representative, the certificates representing the shares of Common Stock deposited with it pursuant to Section 6(e) with respect to which restrictions have lapsed or no longer apply. Such certificates, upon delivery to the participant, shall no longer bear the legend set forth in Section 6(e).

          (h)   Notwithstanding the foregoing, if the restricted period as to the shares of Common Stock would otherwise lapse, such Restricted Period will not lapse unless and until the Participant makes available to the Company the amount of federal or other withholding tax, if any, required to be withheld by the Company with respect to the lapse of the Restricted Period.

          (i)    Nothing in the Plan or in any agreement shall require the Company to issue or transfer any shares pursuant to Restricted Stock award if such issuance or transfer would, in the opinion of counsel for the Company, constitute or result in a violation of any applicable statute or regulation of any jurisdiction relating to the disposition of securities.

        7.    Adjustments to Number of Shares Subject to the Plan.    In the event of any change in the outstanding shares of Common Stock of the Company by reason of stock dividend, split, spinoff, recapitalization, merger, consolidation, combination, extraordinary dividend, exchange of shares or other similar change, the number of shares of Common Stock as to which awards may be granted under the Plan shall be appropriately adjusted by the Committee whose determination shall be conclusive. Any shares of Common Stock or other securities or assets (other than ordinary cash dividends) received by a Participant with respect to shares awarded to him which are still subject to the restrictions imposed pursuant to Section 6(a) shall be subject to the restrictions imposed pursuant to Section 6(a) and shall be deposited by the Participant with the Company in the manner specified in Section 6(e).

        8.    Amendment and Termination of Plan.    Subject to the following provisions of this Section 8, the Committee may at any time and in any way amend, suspend or terminate the Plan. No amendment of the Plan and, except as provided in Section 7, no action by the Committee shall, without further approval of the stockholders of the Company, increase the total number of shares of Common Stock with respect to which awards may be made under the Plan, or materially modify the requirements as to eligibility for participation in the Plan, if stockholder approval of such amendment is a condition of Exchange Act Rule 16b-3 or its successor rule or statute, the Code or any exchange or market system on which the Common Stock is listed at the time such amendment is adopted. No amendment, suspension or termination of the Plan shall alter or impair any share of Common Stock previously awarded under the Plan without the consent of the holder thereof.

        9.    Effective Date.    Subject to the approval of the holders of a majority of the Common Stock of the Company, the Plan shall be effective as of June 2, 2004. The Plan shall terminate on June 2, 2014.

        10.    Transferability.    During the Restricted Period, Restricted Stock awarded under the Plan is not transferable except as designated by the Participant by will or by the laws of descent and distribution.

        11.    Employee, Director, Consultant and Stockholder Status.    The Plan does not constitute a contract of employment or for services, and selection as a Participant will not give any employee, non-employee director or consultant the right to be retained in the employ, nor to continue to provide services as a director or consultant of the Company or any Subsidiary. No award under the Plan shall confer upon the holder thereof any right as a stockholder of the Company prior to the date on which he fulfills all service requirements and other conditions for receipt of shares of Common Stock. If the redistribution of shares is restricted pursuant to Section 6(a), certificates representing such shares may bear a legend referring to such restrictions.

        12.    Compliance with Applicable Laws and Withholding of Taxes.    Notwithstanding any other provision of the Plan, the Company shall have no liability to issue any shares of Common Stock under the Plan unless such issuance would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity. Prior to the issuance of any shares of Common Stock under the Plan, the Company may require a written statement that the recipient is acquiring the shares for investment and not for the purpose or with the intention of distributing the shares. All awards under the Plan are subject to withholding of all applicable taxes, which withholding obligations may be satisfied, with the consent of the Committee, through the surrender of shares of Common Stock which the Participant already owns, or to which a Participant is otherwise entitled under the Plan. The Company shall have the right to deduct from all amounts paid in cash in connection with a Restricted Stock award under the Plan any taxes required by law to be withheld with respect to such cash payments. Upon termination of the Restricted Period with respect to a Restricted Stock award (or such earlier time, if any, as an election is made by the employee under Code Section 83(b), or any successor provisions thereto, to include the value of such shares in taxable income), the Company shall have the right to require the employee or other person receiving shares of Common Stock in respect of such Restricted Stock award to pay to the Company the amount of taxes that the Company is required to withhold with respect to such shares of Common stock or, in lieu thereof, to retain or sell without notice a sufficient number of shares of Common Stock held by it to cover the amount required to be withheld. The Company shall have the right to deduct from all dividends paid with respect to Common Stock the amount of taxes that the Company is required to withhold with respect to such dividend payments.

Electronic Voting Instructions
You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:00 p.m., Central Time, on June 5, 2008.

Vote by Internet

•
Log on to the Internet and go to www.investorvote.com/swim

•
Follow the steps outlined on the secured website.

Vote by telephone

•
Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•
Follow the instructions provided by the recorded message.

Annual Meeting Proxy Card

IF YOU HAVE NOT VOTED VIA INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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A. Proposals—The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2 and 3.

		For	Withhold		For	Withhold		For	Withhold
1.	Election of Directors:
	01- Lisa Polsky*	☐	☐	02-Scott D. Sheridan*	☐	☐	03-Douglas T. Tansill*	☐	☐

*  To serve a three year term expiring at the 2011 Annual Meeting of Stockholders or until his or her successor shall have been elected and qualified.

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN
2.	Amendment to Investools Inc. 2004 Restricted Stock Plan. To approve amendment to the 2004 Restricted Stock Plan to increase the number of shares of common stock available for issuance thereunder from 500,000 to 1,500,000 shares.	☐	☐	☐	3.	Ratification of the appointment of KPMG LLP as the Company's independent registered public accounting firm for the year ending December 31, 2008.	☐	☐	☐

B. Non-Voting Items

Change of Address—Please print new address below.	Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting	☐

C. Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

Note: Please sign your full name. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This proxy may be revoked at any time before it is voted at the meeting.

Date (mm/dd/yyyy)—Please print date below.	Signature 1—Please keep signature within the box.	Signature 2—Please keep signature within the box.
/ /

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

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Revocable Proxy—Investools Inc.

ANNUAL MEETING OF STOCKHOLDERS
JUNE 6, 2008

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned stockholder(s) of Investools Inc. (the "Company") hereby appoints, constitutes and nominates Lee K. Barba and Paul A. Helbling, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the New York Marriott East Side, 525 Lexington Avenue, New York, New York 10017 on Friday, June 6, 2008 at 9:00 am. local time, and any and all adjournment(s) thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as stated on the reverse side.

The Board of Directors unanimously recommends a vote FOR each of the foregoing proposals. If any other business is properly presented at the Annual Meeting, this proxy shall be voted in accordance with the judgment of the proxy holders. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.

This Proxy, when properly executed, will be voted in the manner directed herein by the stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1,

FOR THE APPROVAL OF THE AMENDMENT TO THE INVESTOOLS INC. 2004 RESTRICTED STOCK PLAN IN ITEM 2, AND FOR RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2008 IN ITEM 3. If more than one of the proxies designated hereby shall be present in person at the Annual Meeting, or at any adjournment(s) thereof, either of said proxies present and voting, either in person or by substitution shall exercise all the powers herein given.

Your vote is important. Thank you for voting.

(Continued, and to be marked, dated and signed on the reverse.)